Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of RF Industries, Ltd. of our report dated January 27, 2017 on our audits of the consolidated financial statements of RF Industries, Ltd. and Subsidiaries as of October 31, 2016 and 2015, and for the years then ended, which report is included in the Annual Report on Form 10-K of RF Industries, Ltd. for the year ended October 31, 2016.

/s/ CohnReznick LLP

San Diego, California

September 20, 2017